Exhibit 99.1

COVENANT TRANSPORT ANNOUNCES FIRST QUARTER EXPECTATIONS AND RELATED CONFERENCE CALL

CHATTANOOGA, TENNESSEE - March 23, 2005 - Covenant Transport, Inc. (Nasdaq/NMS:CVTI) announced today that it anticipates financial results for the first quarter ended March 31, 2005, to be in a range from a loss of $.06 per share to break even. This compares to earnings for the first quarter of 2004 of $.05 per share. Additionally, the company will be hosting a conference call today, Wednesday, March 23 at 9:30 a.m. Eastern Time to discuss this announcement. Individuals may access the call by dialing 800-603-1780 (U.S./Canada) and 706-643-0889 (International), access code 5012688. An audio replay will be available for one week following the call at (800) 642-1687, access code 5012688.

Chairman and Chief Executive Officer, David R. Parker, stated: "The main factor affecting the quarter is softer than expected freight demand, which in turn is contributing to lower than planned tractor productivity and average freight revenue per loaded mile. We are undertaking a thorough analysis of the potential causes. We are currently seeing softness across all segments of our team and regional businesses, while our dedicated and refrigerated businesses are performing well. The softness is general and not related to any specific customer, industry, or region. We believe one factor contributing to softer than expected freight demand is that some customers are using the seasonal freight downturn of the first quarter to test our resolve concerning rate increases by diverting some of the freight we have hauled to other carriers while they have options concerning alternative capacity that may not exist as demand picks up over the rest of the year. In 2004, we raised average freight revenue per loaded mile by approximately $.14 per mile, and in the fourth quarter the increase was $.21 per mile. Although we have never expected the rate of increase demonstrated in the fourth quarter of 2004 to continue, we are committed to further rate increases as we shorten our average length of haul, cover the cost increases affecting our industry, and seek competitive compensation in all lanes. We are committed to hauling freight that is prudent for our network and provides a meaningful return on the investment in our assets, and we will not be deterred by short term fluctuations in freight shipments or results.

"For the quarter, we expect our equipment utilization, or miles per tractor, to be down 7.5% to 8.5% versus the same quarter last year. We had anticipated a decrease of 3% to 4% due to a shorter average length of haul and fewer team-driver tractors. The percentage of our fleet without drivers was approximately 3% during the first quarter last year and has been approximately 3% during the first quarter so far this year.

"Our average freight revenue per loaded mile, which excludes fuel surcharges, is expected to increase about $.14 per mile compared with the first quarter of 2004. While the expected level of increase is significant, it appears to be tracking approximately $.02 to $.03 per mile less than we had planned. An additional reason for the revenue per loaded mile shortfall is that the effective date of some of our major account increases has slipped into the second quarter. We expect our average length of haul to decline by approximately 10% to approximately 900 miles, and our non-revenue miles percentage to increase 130 basis points to approximately 10%.

"As a result of the utilization and revenue per mile trends, we expect our average revenue per tractor per week, excluding fuel surcharges, to be approximately the same as the first quarter of 2004.

"One bright spot is our cost control efforts. Our after-tax cost per mile is expected to be approximately $.015 per mile better than planned and the same as in the fourth quarter of 2004 despite lower miles, fuel costs increasing $.27 per gallon since the end of January, and a driver pay increase effective March 1, 2005. For the quarter, we expect our insurance and claims expense to be within the range of $.085 to $.095 per mile that we previously had forecasted.

"We are not pleased with our expectations for the first quarter, as our internal forecast had been for results similar to the 2004 first quarter. However, at this point we have not concluded that the first quarter trends will apply to the remainder of the year. Historically, our first quarter has been by far our toughest, in part because of our longer length of haul and various competitive factors that affect our utilization, and the last three quarters of the year have contributed a disproportionate share of profits. Overall, we still believe that the underlying industry fundamentals—a strong economy, limited capacity of tractors and drivers, and shipper understanding of cost pressures facing the industry—remain in place to permit us to attain our goal of improving our margins over time."

Covenant Transport, Inc. is a publicly traded truckload carrier that offers just-in-time service and other premium transportation services for customers throughout the United States. Covenant operates one of the ten largest truckload fleets in North America, measured by revenue. The Company's Class A common stock is traded on the Nasdaq National Market under the symbol "CVTI."

This press contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "intends," and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Actual results may differ from those set forth in the forward-looking statements. With respect to our expectations concerning freight rates and equipment utilization, the following factors, among others, could cause actual results to differ materially from those in forward-looking statements: the risk that a seasonal upturn in freight volumes and pricing does not occur; the risk that we continue to be unable to obtain the level of rate increases we expect regardless of increased freight volumes; the risk that customer diversion of freight is not temporary; and the risk that our perception of industry fundamentals is incorrect. With respect to our ability to improve margins and returns over time and our business in general, the following factors, among others, could cause actual results to differ materially from those in forward-looking statements: excess tractor or trailer capacity in the trucking industry; decreased demand for our services or loss of one or more of our major customers; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; strikes, work slow downs, or work stoppages at the Company, customers, ports, or other shipping related facilities; increases or rapid fluctuations in fuel prices as well as fluctuations in hedging activities and surcharge collection; the volume and terms of diesel purchase commitments; interest rates, fuel taxes, tolls, and license and registration fees; increases in the prices paid for new revenue equipment and changes in the resale value of our used equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and independent contractors; elevated experience in the frequency and severity of claims relating to accident, cargo, workers' compensation, health, and other claims; increased insurance premiums; fluctuations in claims expenses that result from high self-insured retention amounts and differences between estimates used in establishing and adjusting claims reserves and actual results over time; adverse changes in claims experience and loss development factors; additional changes in management's estimates of liability based upon such experience and development factors; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors; regulatory requirements that increase costs or decrease efficiency, including revised hours-of-service requirements for drivers; the ability to successfully execute the Company's initiative of improving the profitability of single-driver freight movements; the ability to control increases in operating costs; and the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations. Readers should review and consider these factors along with the various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

For further information contact: Joey B. Hogan, Executive VP and Chief Financial Officer hogjoe@covenanttransport.com	(423) 825-3336

For copies of Company information contact: Kim Perry, Administrative Assistant perkim@covenanttransport.com	(423) 825-3357